Exhibit 99.2

Investor Presentation Fourth Quarter 2019

2 Disclaimer Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of Bridgewater Bancshares, Inc. (the “Company”). These statements are often, but not always, identified by words such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized”, “target” and “outlook”, or the negative version of those words or other comparable words of a future or forward-looking nature. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: the negative effects of the COVID-19 pandemic, including its potential effects on the economic environment, our clients and our operations, as well as any changes to federal, state or local government laws, regulations or orders in connection with the pandemic; loan concentrations in our portfolio; the overall health of the local and national real estate market; our ability to successfully manage credit risk; business and economic conditions generally and in the financial services industry, nationally and within our market area; our ability to maintain an adequate level of allowance for loan losses; new or revised accounting standards, including as a result of the future implementation of the Current Expected Credit Loss Standard; our high concentration of large loans to certain borrowers; our ability to successfully manage liquidity risk; our dependence on non-core funding sources and our cost of funds; our ability to raise additional capital to implement our business plan; our ability to implement our growth strategy and manage costs effectively; developments and uncertainty related to the future use and availability of some reference rates; such as the London Interbank Offered Rate; as well as other alternative reference rates; the composition of our senior leadership team and our ability to attract and retain key personnel; the occurrence of fraudulent activity, breaches or failures of our information security controls or cybersecurity-related incidents; interruptions involving our information technology and telecommunications systems or third-party servicers; competition in the financial services industry; the effectiveness of our risk management framework; the commencement and outcome of litigation and other legal proceedings and regulatory actions against us; the impact of recent and future legislative and regulatory changes; interest rate risk; fluctuations in the values of the securities held in our securities portfolio; the imposition of tariffs or other governmental policies impacting the value of products produced by our commercial borrowers; and any other risks described in the “Risk Factors” sections of reports and other documents filed by the Company with the Securities and Exchange Commission. Any forward-looking statement made by us in this presentation is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. Certain of the information contained in this presentation is derived from information provided by industry sources. Although we believe that such information is accurate and that the sources from which it has been obtained are reliable, we cannot guarantee the accuracy of, and have not independently verified, such information. Use of Non-GAAP financial measures In addition to the results presented in accordance with U.S. General Accepted Accounting Principles (“GAAP”), the Company routinely supplements its evaluation with an analysis of certain non-GAAP financial measures. The Company believes these non-GAAP financial measures, in addition to the related GAAP measures, provide meaningful information to investors to help them understand the Company’s operating performance and trends, and to facilitate comparisons with the performance of peers. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of non-GAAP disclosures to the comparable GAAP measures are provided in this presentation.

3 Response to COVID-19 • Pandemic team meeting regularly to ensure Business Continuity Plan in place • 85% of team working from home with enhanced technology and security • Hygiene and distancing actions taken in branches to ensure team’s safety • All COVID-19 related medical treatment covered under medical plan • Introduced new sick policies for COVID-19 related absences • Communicating Employee Assistance Program and Health and Wellness strategies • Increased internal communication with video conferencing, email and videos • Drive-thrus open and providing in- person banking consultations if requested • Helping commercial clients manage operations through digital channels • Communicating digital banking capabilities on website and through email • Established additional client outreach practices • Paycheck Protection Program (PPP) loan inquiry outreach ongoing. Approximately 65% of SBA- approved PPP loans are current BWB clients • Prudently working with clients to provide access to capital, modify loan terms when appropriate, and provide support during this difficult time • Created a Dogs of BWB Campaign for distraction from COVID-19 • Providing support to Twin Cities’ small businesses through PPP loans helping companies hire back over 2,600 employees • Supporting local organizations as they mobilize to help provide assistance to those impacted economically by the pandemic • Assisted 314 new clients with securing $48.8 million in PPP funds 3

4 Response to COVID-19 • Secured SBA approval for over 900 loans • Average Loan size of $189k and average fee of 3.25% • Originated 314 new client loans totaling approximately $49MM • $267MM (137 loans) including: • Interest-Only Modifications • $125MM (95 loans) with I/O period from 1 to 6 months • $26MM (3 loans) with I/O period from 7 to 12 months • Payment Deferral Modifications • $71MM (15 loans) with payments deferred for 3 months • $45MM (24 loans) with payments deferred for 6 months Balance Segment Loans $ Amount <= $350k 794 $57.7MM $350k to $2MM 104 $77.5MM > $2MM 11 $36.2MM Total 909 $171.4MM Data as of April 29, 2020 Data as of April 24, 2020

5 Dollars in thousands COVID-19 Impacted Industries Industry Type Total Principal Balance Unfunded Commitments # of Loans % of Gross Loans Investor CRE - Retail $135,998 $1,349 83 6.8% Hospitality $41,350 $759 13 2.1% Restaurant $28,851 $621 52 1.5% • Primarily secured by real estate or all business assets • Retail portfolio contains a diversified tenant base • Hospitality loans with seasoned operators, generally with significant resources and experience weathering past downturns • Restaurant exposure contains full-service and limited-service restaurants with local operators • No energy exposure Gross Loans $2.00 Billion

6 Our History 6

7 Why Bridgewater Bank?

Commercial business expertise Multifamily niche Efficient branch footprint Strong brand with extensive referral network Responsive support and simple solutions Experienced and non-hierarchical leadership Culture based on accountability Entrepreneurial Highly efficient team Very low nonperforming assets Strong credit culture Proactive risk management Robust loan and deposit growth Capital levels reliably maintained Consistent earnings growth 8 Differentiators

Bridgewater Bancshares, Inc.

First Quarter 2020 Financial Results

	Q1 2020	QoQ Comparison: Q4 2019	QoQ Comparison: % Change	YoY Comparison: Q1 2019	YoY Comparison: % Change
Income Statement Summary					
Interest Income	$ 27,468	$ 27,419	0.2%	$ 24,267	13.2%
Interest Expense	7,366	7,491	(1.7)	7,136	3.2
Net Interest Income	20,102	19,928	0.9	17,131	17.3
Provision for Loan Losses	2,100	600	250.0	600	250.0
Net Interest Income after Provision	18,002	19,328	(6.9)	16,531	8.9
Noninterest Income	1,719	1,112	54.6	634	171.1
Noninterest Expense	9,746	10,489	(7.1)	7,885	23.6
Pretax Income	9,975	9,951	0.2	9,280	7.5
Provision (Benefit) for Income Taxes	2,532	1,380	83.5	2,262	11.9
Net Income	$ 7,443	$ 8,571	(13.2)	$ 7,018	6.1
Diluted EPS	$ 0.25	$ 0.29	(13.0)	$ 0.23	10.4
Balance Sheet Summary					
Total Assets	$ 2,418,730	$ 2,268,830	6.6%	$ 2,048,111	18.1%
Loans, Gross	2,002,817	1,912,038	4.7	1,723,629	16.2
Deposits	1,900,127	1,823,310	4.2	1,643,666	15.6
Tangible Common Equity[1]	244,704	241,307	1.4	228,145	7.3
*Profitability Metrics**	Q1 2020	Q4 2019	Net Change	Q1 2019	Net Change
Return on Average Assets (ROA)	1.29%	1.53%	(0.24)	1.42%	(0.13)
Pre-Provision Net Revenue (PPNR ROA)[1]	2.11	2.09	0.02	2.03	0.08
Return on Average Equity (ROE)	11.94	14.16	(2.22)	12.60	(0.66)
Net Interest Margin	3.59	3.65	(0.06)	3.54	0.05
Adjusted Efficiency Ratio[1]	44.1	44.3	(0.20)	43.1	1.00

1 Represents a Non-GAAP financial measure. See Appendix for Non-GAAP reconciliation.
* Change in basis points for profitability metrics

9

10 1 Strong Capital and Liquidity Borrowing Capacity Total Principal Balance FHLB Remaining Capacity $121,302 FRB Discount Window 111,178 Unsecured Lines with Other Banks 105,000 Total Borrowing Capacity $337,480 • $368.8 million in on-balance sheet liquidity (includes unpledged marketable securities) • On-Balance Sheet liquidity equals 15.2% of Total Assets • PPP loan funding offset by use of PPPLF • Strong capital levels in excess of regulatory minimums Dollars in thousands

11 * Tangible common equity to tangible assets is a Non-GAAP financial measure. See appendix for Non-GAAP reconciliation. Compound Tangible Book Value

12 *Represents a Non-GAAP financial measure. See Appendix for Non-GAAP reconciliation. Dollars in thousands Core Earnings Capital Generation

13 *Represents a Non-GAAP financial measure. See Appendix for Non-GAAP reconciliation. Dollars in thousands Stable Operating Efficiency

14 *Amounts calculated on a tax-equivalent basis using statutory federal tax rate of 21% Dollars in thousands Net Interest Margin • 17.3% YoY growth in Net Interest Income • Earning Asset Yields declined 11 bps over the linked-quarter driven by historically low and flat yield curve • Cost of interest bearing deposits decreased 12 basis points over the linked-quarter

15 Dollars in thousands Net Interest Drivers Spot Rate 3.26% Spot Rate 4.71% Spot Rate 1.37% Spot Rate 1.21%

16 *Data as of 3/31/2020 Dollars in thousands Loan Portfolio – Interest Rate Impact Index Rate At Floor 0 to -25 bps -26 to 50 bps -51 to -75 bps -76 to -100 bps > -100 bps Total PRIME 315,934 15,631 1,825 644 - 614 334,650 Libor 122,957 193 - 12,957 18,273 - 154,380 1 Yr CMT 9,611 ---- 0 9,611 2 Yr CMT ----- 1,763 1,763 3 Yr CMT 63,376 3,736 2,358 7,459 12,485 3,526 92,939 5 Yr CMT 192,543 21,712 5,097 6,798 1,987 14,924 243,061 Total 704,421 41,272 9,280 27,858 32,745 20,827 836,403 Variable/Adjustable Loans Vs. Rate Floors

17 Dollars in thousands Deposit Repricing Opportunities $406 million in time deposits maturing in the next 5 quarters at a blended cost of 1.94% $300 million, or 23%, of non-maturity deposit portfolio still earning a rate >1.00% as of 3/31/20

18 Deposit Growth • 17.6% YoY growth in noninterest bearing deposits • Internal Deposit Growth Plan traction • Rolled out The Bridge, a robust treasury management platform aimed at enhancing our current user experience and servicing more sophisticated clientele • Capitalizing on unique opportunity to migrate numerous new client relationships neglected or underserved by their primary bank during PPP rush

19 Dollars in thousands Historical Deposit Composition • Decrease in composition of wholesale funding • Actively onboarding new clients displaced from continued M&A disruption • Average Core Deposits per branch surpassed $200 million

20 Loan Growth • Continued focus on profitable loan growth and disciplined pricing • Meaningful new and diverse client acquisition opportunities generated through PPP • Average Commercial line utilization at 57% in Q1 2020 is consistent with Q4 2019

21 Dollars in thousands Historical Loan Composition • Strong organic growth • Prominent multifamily lender in Twin Cities • Addition of C&I lending expertise as a result of M&A disruption

22 Dollars in thousands CRE Portfolio Diversification • Robust CRE risk management system • Well diversified CRE portfolio • 88% of CRE portfolio loans located within Twin Cities MSA Total Construction & Development 13.6% Total Multifamily39.7% Office 12.3% Retail 10.1% Industrial 11.6% Assisted Living 4.1% Hospitality 2.4% Other 6.2%

23 Dollars in thousands Multifamily Portfolio Diversification Unit Type Total Principal Balance Unfunded Commitments # of Loans % of Gross Loans WAVG LTV 5-19 Units $88,799 $6,078 148 4.4% 64.3% 20-49 Units $132,334 $3,775 67 6.6% 64.1% 50-99 Units $159,571 $5,477 40 8.0% 68.1% 100+ Units $155,676 $3,469 15 7.8% 65.8% Total $536,380 $18,799 270 26.8% 65.8% • Only $60,000 in cumulative losses since the bank’s inception in 2005 • Loans to seasoned owners of multifamily properties with significant operating experience • Average loan size is $1.99 million

24 Asset Quality

25 Investor Highlights

Minnesota Twin Cities 27 Source: S&P Global Market Intelligence Branch Footprint

28 Source: S&P Global Market Intelligence; deposit market share data as of 6/30/2019. Top 10 Institutions 2006 Total Deposits ($000) Market Share Top 10 Institutions 2019 Total Deposits ($000) Market Share Wells Fargo & Co. 16,308,234 $ 27.59% U.S. Bancorp 73,464,421 $ 38.80% U.S. Bancorp 15,535,660 $ 26.28% Wells Fargo & Co. 64,630,788 $ 34.14% TCF Financial Corp. 3,689,254 $ 6.24% TCF Financial Corp. 6,678,784 $ 3.53% Marshall & Ilsley Corp. 1,729,917 $ 2.93% Bremer Financial Corp. 4,717,182 $ 2.49% Bremer Financial Corp. 1,720,239 $ 2.91% Bank of Montreal 4,098,778 $ 2.16% Associated Banc-Corp 1,162,530 $ 1.97% Bank of America Corp. 3,133,900 $ 1.66% Klein Financial Inc. 880,289 $ 1.49% Old National Bancorp 2,994,173 $ 1.58% Inter Savings Bank, fsb 558,660 $ 0.94% Ameriprise Financial, Inc. 2,205,519 $ 1.16% Excel Bank Corp. 505,614 $ 0.86% Associated Banc-Corp 1,971,146 $ 1.04% American Bancorp. 457,414 $ 0.77% Bridgewater Bancshares Inc. 1,728,890 $ 0.91% Total Deposits 42,547,811 $ 71.97% Total Deposits 165,623,581 $ 87.47% Total Bank Deposits 59,119,026 $ 197 Total Bank Deposits 189,322,031 $ 144 % of Twin Cities MSA Deposits 71.97% % of Twin Cities MSA Deposits 87.48% Total Bank Deposits - Minneapolis-St.Paul-Bloomington, MN-WI MSA Twin Cities Deposit Landscape

29 Note: data set includes selected Minnesota bank and thrift M&A transactions in recent years Source: S&P Global Market Intelligence; public filings Core Target Deal Deposit Announcement Total Assets Value Premium In Market / Buyer State Seller State Date ($mm) ($mm) (%) Market Entry MN MN 6/28/2019 $129 NA NA In Market SD MN 5/29/2019 $347 NA NA Market Entry MN MN 4/22/2019 $206 NA NA In Market IN MN 6/21/2018 $1,972 $433.8 14.9 In Market ND MN 2/19/2018 $729 NA NA Market Entry IA MN 11/13/2017 $390 $53.4 10.9 In Market IN MN 8/8/2017 $2,056 $303.3 8.6 Market Entry SD MN 8/3/2017 $409 NA NA Market Entry NE MN 6/28/2016 $209 NA NA In Market MN MN 1/7/2016 $76 $12.0 8.2 In Market ND MN 9/22/2015 $352 $46.0 8.2 In Market MN MN 7/24/2014 $670 $80.0 NA Market Entry IA MN 11/21/2014 $1,172 $133.6 6.0 Market Entry NE MN 7/25/2012 $401 NA NA Market Entry Recent Minnesota M&A Transactions

30 Source: S&P Global Market Intelligence *Dollars in thousands Potential Acquisition Targets 268 •Commercial Banks located in Minnesota 238 •Commercial Banks located in Minnesota, and with less than $500 million in assets 52 •Commercial Banks located in the Twin Cities MSA, and with less than $500 million in assets 31 •Commercial Banks located in the Twin Cities MSA, with less than $500 million in assets, and a loan to deposits ratio of less than 80% ➢Total Assets (Median) = $131,371* ➢Cost of Funds (Median) = 0.56%

Bridgewater Bancshares, Inc.

Consolidated Summary Financial Information - Historical

Dollar Values in Millions

	For the Fiscal Year Ended,				
	2015Y	2016Y	2017Y	2018Y	2019Y
Balance Sheet					
Total Assets	$ 929	$ 1,260	$ 1,617	$ 1,974	$ 2,269
Gross Loans	799	1,001	1,347	1,665	1,912
Deposits	762	1,024	1,339	1,561	1,823
Gross Loan/Deposits	104.9%	97.8%	100.6%	106.7%	104.9%
Capital					
Total Equity	$ 80	$ 115	$ 137	$ 221	$ 245
Tangible Common Equity[1]	80	111	133	217	241
Tangible Common Equity/Tangible Assets[1]	8.63%	8.86%	8.26%	11.03%	10.65%
Tier 1 Leverage Ratio	8.89%	9.44%	8.38%	11.23%	10.69%
Tier 1 Risk-based Capital Ratio	10.34%	11.49%	9.49%	12.07%	11.39%
Total Risk-based Capital Ratio	11.59%	12.74%	12.46%	14.55%	12.98%
Earnings & Profitability					
Net Income	$ 11.2	$ 13.2	$ 16.9	$ 26.9	$ 31.4
ROAA	1.39%	1.20%	1.16%	1.51%	1.49%
ROAE	17.50%	12.88%	13.18%	13.87%	13.50%
Net Interest Margin	4.18%	4.00%	3.92%	3.72%	3.59%
Non-Int Inc./Avg. Assets	0.23%	0.23%	0.17%	0.14%	0.18%
Adjusted Non-Int Exp./Avg. Assets	N/A	N/A	1.62%	1.59%	1.59%
Adjusted Efficiency Ratio[1]	N/A	N/A	41.1%	41.7%	43.3%
Asset Quality					
NPAs/Assets	0.33%	0.52%	0.11%	0.03%	0.02%
Reserves/NPLs	429.94%	530.91%	1,448.81%	3,447.68%	4,886.33%
Reserves/Loans	1.26%	1.23%	1.22%	1.20%	1.18%
NCOs/Average Loans	0.14%	0.11%	0.00%	0.00%	0.01%

[1] Non-GAAP financial measures; for further information, see page 32

31

Bridgewater Bancshares, Inc.

Reconciliation of Annual Non-GAAP Measures

This presentation includes certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of these non-GAAP financial measures are provided below. BWB believes these non-GAAP financial measures provide useful information to both management and investors to analyze and evaluate BWB's financial performance. Because not all companies use the same calculations for these measures, the information in this presentation may not be comparable to other similarly titled measures as calculated by other companies.

	As of and for the year ended December 31 for year end data,							
Efficiency Ratio	**2015**	**2016**	**2017**	**2017***	**2018**	**2018***	**2019**	**2019***
Noninterest Expense	$ 14,817	$ 20,168	$ 25,496	$ 25,496	$ 31,562	$ 31,562	$ 36,932	$ 36,932
Less: Amortization of Tax Credit Investments	-	-	-	(1,916)	-	(3,293)	-	(3,225)
Less: Amortization Intangible Assets	-	(104)	(191)	(191)	(191)	(191)	(191)	(191)
Adjusted Noninterest Expense	$ 14,817	$ 20,064	$ 25,305	$ 23,389	$ 31,371	$ 28,078	$ 36,741	$ 33,516
Net Interest Income	$ 32,695	$ 42,118	$ 54,173	$ 54,173	$ 64,738	$ 64,738	$ 74,132	$ 74,132
Noninterest Income	1,872	2,567	2,536	2,536	2,543	2,543	3,826	3,826
Less: (Gain) Loss on Sales of Securities	(574)	(830)	250	250	125	125	(516)	(516)
Adjusted Operating Revenue	$ 33,993	$ 43,855	$ 56,959	$ 56,959	$ 67,406	$ 67,406	$ 77,442	$ 77,442
Efficiency Ratio	43.6%	45.8%	44.4%	41.1%	46.5%	41.7%	47.4%	43.3%

	As of and for the year ended December 31 for year end data,				
Tangible Common Equity & Tangible Common Equity/Tangible Assets	**2015**	**2016**	**2017**	**2018**	**2019**
Common Equity	$ 80,178	$ 115,366	$ 137,162	$ 220,998	$ 244,794
Less: Intangible Assets	-	(4,060)	(3,869)	(3,678)	(3,487)
Tangible Common Equity	$ 80,178	$ 111,306	$ 133,293	$ 217,320	$ 241,307
Total Assets	$ 928,686	$ 1,260,394	$ 1,616,612	$ 1,973,741	$ 2,268,830
Less: Intangible Assets	-	(4,060)	(3,869)	(3,678)	(3,487)
Tangible Assets	$ 928,686	$ 1,256,334	$ 1,612,743	$ 1,970,063	$ 2,265,343
Tangible Common Equity/Tangible Assets	8.63%	8.86%	8.26%	11.03%	10.65%

Tangible Book Value Per Share	**2015**	**2016**	**2017**	**2018**	**2019**
Book Value Per Common Share	$ 4.05	$ 4.69	$ 5.56	$ 7.34	$ 8.45
Less: Effects of Intangible Assets	-	(0.17)	(0.16)	(0.12)	(0.12)
Tangible Book Value Per Common Share	$ 4.05	$ 4.53	$ 5.40	$ 7.22	$ 8.33
Total Common Shares	19,819,349	24,589,861	24,679,861	30,097,274	28,973,572

*Efficiency Ratio is adjusted to exclude the historic tax credit amortization.
Dollars in thousands

32

BRIDGEWATER BANCSHARES, INC.

Reconciliation of Quarterly Non-GAAP Measures

This presentation includes certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of these non-GAAP financial measures are provided below. BWB believes these non-GAAP financial measures provide useful information to both management and investors to analyze and evaluate BWB's financial performance. Because not all companies use the same calculations for these measures, the information in this presentation may not be comparable to other similarly titled measures as calculated by other companies.

	As of and for the quarter end,									
Efficiency Ratio	**March 31, 2019**	**March 31, 2019 ***	**June 30, 2019**	**June 30, 2019 ***	**September 30, 2019**	**September 30, 2019 ***	**December 31, 2019**	**December 31, 2019 ***	**March 31, 2020**	**March 31, 2020***
Noninterest Expense	$ 7,885	$ 7,885	$ 9,474	$ 9,474	$ 9,084	$ 9,084	$ 10,489	$ 10,489	$ 9,746	$ 9,746
Less: Amortization of Tax Credit Investments	-	(177)	-	(1,390)	-	(530)	-	(1,128)	-	(85)
Less: Amortization Intangible Assets	(48)	(48)	(47)	(47)	(48)	(48)	(48)	(48)	(48)	(48)
Adjusted Noninterest Expense	$ 7,837	$ 7,660	$ 9,427	$ 8,037	$ 9,036	$ 8,506	$ 10,441	$ 9,313	$ 9,698	$ 9,613
Net Interest Income	$ 17,131	$ 17,131	$ 18,138	$ 18,138	$ 18,935	$ 18,935	$ 19,928	$ 19,928	$ 20,102	$ 20,102
Noninterest Income	634	634	1,134	1,134	946	946	1,112	1,112	1,716	1,716
Less: (Gain) Loss on Sales of Securities	5	5	(463)	(463)	(58)	(58)	-	-	-	-
Adjusted Operating Revenue	$ 17,770	$ 17,770	$ 18,809	$ 18,809	$ 19,823	$ 19,823	$ 21,040	$ 21,040	$ 21,818	$ 21,818
Efficiency Ratio	44.1%	43.1%	50.1%	42.7%	45.6%	42.9%	49.6%	44.3%	44.4%	44.1%

	As of and for the quarter ended,				
Tangible Common Equity & Tangible Common Equity/Tangible Assets	**March 31, 2019**	**June 30, 2019**	**September 30, 2019**	**December 31, 2019**	**March 31, 2020**
Common Equity	$ 231,775	$ 229,137	$ 236,059	$ 244,794	$ 248,143
Less: Intangible Assets	(3,630)	(3,582)	(3,535)	(3,487)	(3,439)
Tangible Common Equity	$ 228,145	$ 225,555	$ 232,524	$ 241,307	$ 244,704
Total Assets	$ 2,048,111	$ 2,123,631	$ 2,232,339	$ 2,268,830	$ 2,418,730
Less: Intangible Assets	(3,630)	(3,582)	(3,535)	(3,487)	(3,439)
Tangible Assets	$ 2,044,481	$ 2,120,049	$ 2,228,804	$ 2,265,343	$ 2,415,291
Tangible Common Equity/Tangible Assets	11.16%	10.64%	10.43%	10.65%	10.13%

Tangible Book Value Per Share	**March 31, 2019**	**June 30, 2019**	**September 30, 2019**	**December 31, 2019**	**March 31, 2020**
Book Value Per Common Share	$ 7.70	$ 7.90	$ 8.20	$ 8.45	$ 8.61
Less: Effects of Intangible Assets	(0.12)	(0.12)	(0.12)	(0.12)	(0.12)
Tangible Book Value Per Common Share	$ 7.58	$ 7.78	$ 8.08	$ 8.33	$ 8.49
Total Common Shares	30,097,274	28,986,729	28,781,162	28,973,572	28,807,375

*Efficiency Ratio is adjusted to exclude the historic tax credit amortization.
Dollars in thousands

33

34 Reconciliation of Quarterly Non-GAAP Measures – Pre-Provision This presentation includes certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of these non-GAAP financial measures are provided below. BWB believes these non-GAAP financial measures provide useful information to both management and investors to analyze and evaluate BWB’s financial performance. Because not all companies use the same calculations for these measures, the information in this presentation may not be comparable to other similarly titled measures as calculated by other companies. Dollars in thousands Pre-Provision Net Revenue March 31, 2019 June 30, 2019 September 30, 2019 December 31, 2019 March 31, 2020 Noninterest Income 634 $ 1,134 $ 946 $ 1,112 $ 1,719 $ Less: (Gain) Loss on sales on Securities 5 (463) (58) - (3) Total Operating Noninterest Income 639 671 888 1,112 1,716 Plus: Net Interest Income 17,131 18,138 18,935 19,928 20,102 Net Operating Revenue 17,770 18,809 19,823 21,040 21,818 Noninterest Expense 7,885 9,474 9,084 10,489 9,746 Less: Amortization of Tax Credit Investments (177) (1,390) (530) (1,128) (85) Total Operating Noninterest Expense 7,708 8,084 8,554 9,361 9,661 PPNR 10,062 $ 10,725 $ 11,269 $ 11,679 $ 12,157 $ As of and for the quarter end,